                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 10, 2001



                                 S1 CORPORATION
            ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                  DELAWARE                 000-24931           58-2395199
        ----------------------------     -------------       -------------------
        (State or other jurisdiction      (Commission        (IRS Employer
              of incorporation)           File Number)       Identification No.)



           3390 PEACHTREE ROAD, NE, SUITE 1700, ATLANTA, GEORGIA 30326
           -----------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (404) 812-6200
                                                           --------------



                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

In response to the SEC's adoption of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, the Board of Directors of S1 Corporation (the "Registrant") approved amendments to the Registrant's insider trading policy on November 15, 2000 to permit its officers, directors and other insiders to enter into trading plans or arrangements for systematic trading in the Registrant's securities. The Registrant has been advised that certain officers of the Registrant have entered into trading plans for selling shares in the Registrant's securities.

James S. Mahan, III, Chairman of the Board of Directors of the Registrant has entered into a trading plan under which he will sell 2,380 shares per day of the Registrant's common stock over the next twelve months, beginning on August 24, 2001, on the open market at prevailing market prices.

In addition to Mr. Mahan's plan, Jeffrey Lunsford, President of the Americas Region has entered into a trading plan.

The Registrant anticipates that, as permitted by Rule 10b5-1 and the Registrant's insider trading policy, some or all of its officers, directors and other insiders may establish trading plans in the future.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.



(a)      Not Applicable.



(b)      Not Applicable.



(c)      Not Applicable

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            S1 CORPORATION
                                            (Registrant)


                                            /s/ Richard P. Dobb
                                            ------------------------------------
                                            Richard P. Dobb
                                            Vice President, General Counsel and
                                            Secretary





Date: August 23, 2001